SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

SPECTRE INDUSTRIES, INC. (Name of Registrant as Specified In Its Charter)
not applicable (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SPECTRE INDUSTRIES INC.
#6-260 E. ESPLANADE
North Vancouver, British Columbia V7L 1A3

NOTICE OF ANNUAL AND SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD ON FEBRUARY 10, 2002

TO THE HOLDERS OF COMMON SHARES OF
SPECTRE INDUSTRIES INC.

The annual and special meeting of the shareholders of Spectre Industries Inc. will be held at #800-885 West Georgia St., Vancouver, British Columbia, on February 18, 2003, at 10:00 am local time, for the purposes of approving the sale of all of the issued and outstanding shares of our wholly owned subsidiary, Grant Automotive Group Inc. ("GAG") to Grant Brothers Sales Inc. ("GBS") pursuant to the terms of a letter agreement (the "Agreement") (attached as Schedule "A") dated December 11, 2002 (the "Sale").

The record date for our annual and special meeting is January 6, 2003. Only shareholders of record at the close of business on January 6, 2003 are entitled to notice of, and to vote at, our annual and special meeting, and any adjournment or postponement of our annual and special meeting.

Our board of directors hopes that you will find it convenient to attend our annual and special meeting in person, but whether or not you attend, please complete, sign, date and return the enclosed Form of Proxy immediately to ensure that your common shares are represented at our annual and special meeting. Returning your proxy does not deprive you of the right to attend our annual and special meeting and vote your common shares in person.

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Directors

/s/ Ian S. Grant
Ian S. Grant
President and Chief Executive Officer
December 30, 2002

PROXY STATEMENT

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
OF SPECTRE INDUSTRIES INC.
FEBRUARY 10, 2002

Spectre Industries Inc.
#6 260 East Esplanade
North Vancouver, British Columbia V7L 1A3

The accompanying Form of Proxy is solicited on behalf of the board of directors of Spectre Industries Inc., to be used at our annual and special meeting to be held at #800-885 West Georgia Street, Vancouver, British Columbia, on February 18, 2002, at 10:00 am local time. This proxy statement, accompanying Form of Proxy and Notice of Meeting are first being mailed to shareholders on or about January 13, 2002.

We will bear the expense of this solicitation. In addition to solicitation by use of the mails, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile or other means. Requests will also be made of brokerage houses and custodians, nominees or fiduciaries to forward proxy material at our expense to the beneficial owners of stock held of record by such persons. Our transfer agent, Stalt, Inc. of 848 Tanager Street, Suite N, Incline Village, Nevada, 89451, has agreed to assist us in the tabulation of proxies and the counting of votes at our annual and special meeting. All of a shareholder's common shares registered in the same name will be represented by one proxy.

WHO CAN VOTE

Only shareholders of record as of the close of business on January 6, 2003 are entitled to notice of and to vote at our annual and special meeting. As of December 24, 2002, there were 20,655,860 common shares in the capital of our company issued and outstanding owned by approximately 100 shareholders of record. We have no other voting securities outstanding. Each shareholder of record on January 6, 2003 is entitled to one vote for each common share held.

HOW YOU CAN VOTE

Common shares cannot be voted at our annual and special meeting unless the holder of record is present in person or by proxy. A shareholder may appoint a person to represent him/her at our annual and special meeting by completing the enclosed Form of Proxy, which authorizes a person other than the holder of record to vote on behalf of the shareholder, and returning it to our transfer agent, Stalt, Inc., 848 Tanager Street, Suite N, Incline Village, Nevada 89451 (facsimile (775) 831-3337). All shareholders are urged to complete, sign, date and promptly return the proxy by mail in the enclosed postage-paid envelope, or by fax, after reviewing the information contained in this proxy statement. Valid proxies will be voted at our annual and special meeting and at any postponements or adjournments thereof as you direct in the proxy, provided that they are received by our transfer agent at least 24 hours prior to the scheduled time of the meeting, or any adjournment thereof, or deposited with the Chair of the meeting on the day of the meeting or any adjournment thereof prior to the time of voting.

The common shares represented by the proxy will be voted as directed in the proxy, but if no direction is given and the proxy is validly executed, the proxy will be voted FOR the sale of all of the issued and outstanding shares of Grant Automotive Group Inc. to Grant Brothers Sales Inc. If any other matters properly come before our annual and special meeting, the persons authorized under the proxies will vote upon such other matters in accordance with their best judgement.

QUORUM

A quorum of shareholders is necessary to take action at our annual and special meeting. A majority of the outstanding shares present in person or represented by proxy as at January 6, 2003 will constitute a quorum for the transaction of business at our annual and special meeting. However, if a quorum is not present, a majority of the shares represented at our annual and special meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes and abstentions will be included in the determination of the number of common shares present at our annual and special meeting for quorum purposes but will not be counted as votes cast on any matter presented at our annual and special meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL AND SPECIAL MEETING. IF YOU PLAN TO ATTEND OUR ANNUAL AND SPECIAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (STALT, INC.) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR COMMON SHARES.

REVOCATION OF PROXIES

You may revoke your proxy at any time prior to the start of our annual and special meeting in three ways:

1. by delivering a written notice of revocation to Ian S. Grant, the President & Chief Executive Officer of our company, at #6-260 E. Esplanade, Burnaby, British Columbia, V7L 1A3;

2. by submitting a duly executed proxy bearing a later date; or

3. by attending our annual and special meeting and expressing the desire to vote your common shares in person (attendance at our annual and special meeting will not in and of itself revoke a proxy).

DISSENTERS RIGHTS

Under Nevada law, holders of our common stock are not entitled to dissenter's rights of appraisal with respect to the proposed Sale.

CURRENCY

Except where otherwise indicated, all dollar ($) amounts referred to herein are expressed in U.S. dollars.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Mr. Grant is an officer, director and shareholder of both GBS and our company. Mr. Grant holds 20% of the issued and outstanding common shares of GBS. GBS holds an aggregate of 450,000 shares of our common stock.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Sale of GAG.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the Record Date, we had a total of 20,655,860 shares of common stock ($0.001 par value per common share) issued and outstanding.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Ian S. Grant 260 East Esplanade Unit 6 North Vancouver, British Columbia Canada V7L 1A3	1,000,000	4.8%
Peter Schulz von Siemens Fadail 28 7078 Lenzerheide, Switzerland	200,000 (2)	1%
Directors and Executive Officers as a Group	1,200,000 common shares	5.8%

(1) Based on 20,655,860 shares of common stock issued and outstanding as of the Record Date. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Mr. Schultz Von Siemens holds 200,000 options with the exercise price of $.40 per share, which are exercisable within 60 days.

DISPOSITION OF GRANT AUTOMOTIVE GROUP

On December 11, 2002, we entered into an agreement for the disposition of all of the shares of our wholly owned subsidiary, Grant Automotive Group Inc. to Grant Brothers Sales Inc. pursuant to the terms of a letter agreement dated effective December 11, 2002. A condition subsequent to the Agreement is that we receive shareholder approval for the Agreement at meeting to be called for that purpose.

Under the terms of the Agreement, GBS will pay us $1.00 for the shares of GAG. GBS has agreed to contract Spectre for four years to provide management services to GBS pursuant to the joint venture agreement for the marketing and sales representation of our e-commerce initiatives to the automotive aftermarket. GBS will pay Spectre four equal instalments of $50,000 on December 31 in the years of 2002, 2003, 2004, 2005. In addition, GBS will pay to us 33% of GAG's net cash flow and this will be distributed to us for the fiscal years of 2004, 2005, and 2006. The eligible portion of the net cash flow payment will be due on June 1.

We developed the business model for GAG during the 1998-1999 period, which forecasted a strong acquisition rate of similar automotive agencies. However, this model no longer presents significant profit opportunities for Spectre. The rate of customer and supplier consolidation and attrition has increased since 1998. There are fewer eligible agency candidates for acquisition. It is no longer reasonable to assume that GAG can build a viable North American network as previously forecasted.

In addition, the adoption of e-commerce by automotive after market installers has been slower than forecasted. The overall collapse of electronic/on-line procurement systems has been detrimental to GAG's ongoing profit potential. While GAG and Spectre believe that electronic commerce will be a viable industry in the future, the rate of adoption has been much slower than previously forecasted. GAG's representation of certain electronic commerce providers has been extremely disappointing as such companies failed to meet the minimum requirements for adoption by viable customers that GAG has provided to them.

AVAILABILITY OF FORM 10-KSB

A copy of our Annual Report on Form 10-KSB and Form 10-QSB which has been filed with the Securities and Exchange Commission, including the financial statements, but without exhibits, will be provided without charge to any shareholder or beneficial owner of our common shares upon written request to Ian S. Grant, President, at #6-260 East Esplanade North Vancouver, British Columbia V7L 1A3.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent is Stalt, Inc. All completed Forms of Proxy should be returned to our registrar and transfer agent, Stalt, Inc., 848 Tanager Street, Suite N, Incline Village, NV 89451 (facsimile (775) 831-3337).

Except for the above-noted matters, our board of directors does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their good judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors

/s/ Ian S. Grant

Ian S. Grant
President and Chief Executive Officer

Dated: December 30, 2002

PROXY

Annual and special meeting of the Shareholders of SPECTRE INDUSTRIES INC. (the "Company"), to be held at #800-885 West Georgia Street, Vancouver, British Columbia, on Tuesday, February 18, 2003, at ten o'clock in the forenoon. This Form of Proxy is solicited on behalf of the board of directors of Spectre Industries Inc.

Proposals (For full details of each item, please see the enclosed Notice of Meeting and Proxy Statement).

The undersigned shareholder of the Company hereby appoints Ian S. Grant, the President, Chief Executive Officer and a Director of the Company, or failing this person, William L. MacDonald, the Attorney for the Company, or in the place of the foregoing,

__________________________, (Print the Name) as proxyholder for and on behalf of the shareholder with the power of substitution to attend, act and vote for and on behalf of the shareholder in respect of all matters that may properly come before the annual and special meeting of the Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned shareholder were present at the annual and special meeting, or any adjournment thereof.

The shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the shareholder as specified herein. If no choice is specified with respect to any of the matters to be acted upon, then this proxy contains discretionary authority with respect to such matters, which will be voted "FOR".

			For	Against	Abstain
	1.	To approve the sale of all of the issued and outstanding shares of Grant Automotive Group Inc. to Grant Brothers Sales Inc.	_____	_____	_____

In their discretion, the persons named above are authorized to vote upon such other business as may properly come before the meeting.
The undersigned shareholder hereby revokes any proxy previously given to attend and vote at the annual and special meeting.
SIGN HERE:
Please Print Name:		- -
Date:
THIS PROXY MAY NOT BE VALID UNLESS IT IS SIGNED AND DATED. SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1. This Proxy is solicited by the Management on behalf of the Board of Directors of the Company.

This form of proxy ("Form of Proxy") may not be valid unless it is signed by the shareholder or by his attorney duly authorized by him in writing, or, in the case of a corporation, by a duly authorized officer or representative of the Company; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the Form of Proxy so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the annual and special meeting, must accompany the Form of Proxy.

If this Form of Proxy is not dated in the space provided, authority is hereby given by the shareholder for the proxyholder to date this proxy on the date on which it is received by Stalt, Inc.

A shareholder who wishes to attend the annual and special meeting and vote on the proposals in person, may do so as follows:

(a) If the shareholder is registered as such on the books of the Company, simply register the shareholder's attendance with the scrutineers at the annual and special meeting.

(b) If the securities of a shareholder are held by a financial institution, (i) cross off the management appointees' names and insert the shareholder's name in the blank space provided; (ii) indicate a voting choice for each proposal or, alternatively, leave the choices blank if you wish not to vote until the annual and special meeting; and (iii) sign, date and return the Form of Proxy to the financial institution or its agent. At the annual and special meeting, a vote will be taken on each of the proposals set out on this Form of Proxy and the shareholder's vote will be counted at that time.

A shareholder who is not able to attend the annual and special meeting in person but wishes to vote on the proposals, may do either of the following:

(c) To appoint one of the management appointees named on the Form of Proxy, leave the wording appointing a nominee as is, and simply sign, date and return the Form of Proxy. Where no choice is specified by a shareholder with respect to a proposal set out on the Form of Proxy, a management appointee acting as proxyholder will vote the securities as if the shareholder had specified an affirmative vote.

(d) To appoint another person, who need not be a shareholder of the Company, to vote according to the shareholder's instructions, cross off the management appointees' names and insert the shareholder's appointed proxyholder's name in the space provided, and then sign, date and return the Form of Proxy. Where no choice is specified by the shareholder with respect to a proposal set out on the Form of Proxy, this Form of Proxy confers discretionary authority upon the shareholder's appointed proxyholder.

The securities represented by this Form of Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any poll of a proposal that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Form of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the proposals set out on the Form of Proxy or matters which may properly come before the annual and special meeting as the proxyholder in its sole discretion sees fit.

If a registered shareholder has returned the Form of Proxy, the shareholder may still attend the annual and special meeting and may vote in person should the shareholder later decide to do so. However, to do so, the shareholder must record his/her attendance with the scrutineers at the annual and special meeting and revoke the Form of Proxy in writing.

To be represented at the annual and special meeting, this Form of Proxy must be RECEIVED at the office of "STALT, INC." by mail or by fax at least 24 hours prior to the scheduled time of the annual and special meeting or any adjournment thereof.

The mailing address of STALT, INC. is
848 Tanager Street, Suite N, Incline Village, NV, 89451, and its fax number is (775) 831-3337.